Exhibit 15.1

February 19, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of JPMorgan Chase & Co. filed February 19, 2016

Commissioners:

We are aware that (i) our report dated May 5, 2015 on our review of interim financial information of JPMorgan Chase & Co. (the “Firm”) for the three month periods ended March 31, 2015 and March 31, 2014 included in the Firm's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; (ii) our report dated August 3, 2015 on our review of interim financial information of JPMorgan Chase & Co. for the three and six month periods ended June 30, 2015 and June 30, 2014 included in the Firm's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015; and (iii) our report dated November 2, 2015 on our review of interim financial information of JPMorgan Chase & Co. for the three and nine month periods ended September 30, 2015 and September 30, 2014 included in the Firm's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 are incorporated by reference in the Post-Effective Amendment No. 1 on Form S-3 dated February 19, 2016.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017